UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 16, 2006

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Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Cellegy Pharmaceuticals, Inc. (the “Company”) has entered into an amendment of its Exclusive License and Distribution Agreement dated as of July 9, 2004, with ProStrakan Group plc, which is reflected in a First Amended and Restated Exclusive License Agreement dated as of January 16, 2006. The agreement relates to the Company’s Tostrex® product, which is a 2% topical testosterone gel indicated for the treatment of male hypogonadism. In December 2004, the product was approved by the Swedish Medical Products Agency (MPA) for sale in Sweden.

Under the terms of the amended agreement, ProStrakan will assume responsibility for all manufacturing and other product support functions and will purchase the product directly from the manufacturer rather than purchasing from Cellegy under the terms of the original agreement. Cellegy will continue to receive milestone payments and royalties as set forth in the original agreement. Cellegy will benefit from reduced infrastructure costs by having its partner take over manufacturing responsibilities.

A copy of the Company’s press release relating to the amendment is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: January 20, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)